                                                                    EXHIBIT 23.2
                                                                    ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To BANK ONE CORPORATION:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 15, 1998, on the consolidated financial statements of First Chicago NBD Corporation included in the Form 10-K of First Chicago NBD Corporation for the year ended December 31, 1997 and to the reference to our Firm under the caption "Experts" included in this Registration Statement.


                                                         /s/ Arthur Andersen LLP




Chicago, Illinois,
October 7, 1998